Exhibit 99.2

UNAUDITED PRO FORMA FINANCIAL STATEMENTS

On August 3, 2020, MCX Technologies Corporation (the “Company”), formerly McorpCX, Inc., completed the sale of all of the membership units of McorpCX, LLC pursuant to the terms of the Unit Purchase Agreement dated April 15, 2020, between the Company and mfifty, LLC (the “Sale Transaction”).

In connection with the completion of the Sale Transaction, the Company has prepared the following unaudited pro forma condensed combined financial statements (“Unaudited Pro Forma Statements”). The Unaudited Pro Forma Statements are based on the Company’s historical consolidated financial statements adjusted to give effect to the Sale Transaction. The Unaudited Pro Forma Condensed Consolidated Statements of Operations for the years ended December 31, 2019 and 2018, and the three months ended March 31, 2020 and 2019, have been prepared with the assumption that the Sale Transaction occurred as of January 1, 2018. The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2020 has been prepared with the assumption that the Sale Transaction was completed as of the balance sheet date.

The Unaudited Pro Forma Statements do not necessarily reflect what the Company’s financial condition or results of operations would have been had the Sale Transaction occurred on the dates indicated, or which may result in the future. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The Unaudited Pro Forma Statements have been prepared by the Company based upon assumptions deemed appropriate by the Company's management. An explanation of certain assumptions is set forth under the Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

The Unaudited Pro Forma Statements should be read in conjunction with the (i) audited financial statements for the Company for the fiscal years ended December 31, 2019 and 2018 included in our annual report on Form 10-K for the year ended December 31, 2019, filed with the United States Securities and Exchange Commission on March 27, 2020 and the (ii) unaudited financial statements for the Company for the three months ended March 31, 2020 and 2019 included in our quarterly report on Form 10-Q for the three months ended March 31, 2020, filed with the United States Securities and Exchange Commission on May 15, 2020.

MCX Technologies Corporation

(formerly McorpCX, Inc.)

Unaudited Pro Forma Consolidated Statements of Operations

Year Ended December 31,

	Registrant Historical		Adjustments		Notes	Pro Forma
	2019	2018*	2019	2018*		2019	2018*

Revenue, net	$3,240,009	$3,987,199	$(3,240,009)	$(1,575,637)	(a)	$-	$2,411,562
Cost of goods sold	1,501,372	2,164,240	(1,392,404)	(788,030)	(a)	108,968	1,376,210
Gross profit	1,738,637	1,822,959	(1,847,605)	(787,607)		(108,968)	1,035,352
Operating and administrative expenses	2,494,124	2,227,174	(1,907,139)	(738,353)	(b)	586,985	1,488,821

Net operating loss	(755,487)	(404,215)	59,534	(49,254)		(695,953)	(453,469)
Interest and other expenses	(5,468)	(7,001)	10,377	6,026	(b)	4,909	(975)

Net loss	$(760,955)	$(411,216)	$69,911	$(43,228)		$(691,044)	$(454,444)

Net loss per share-basic and diluted	$(0.04)	$(0.02)	$(0.00)	$0.00		$(0.03)	$(0.02)

Weighted average common shares outstanding-basic and diluted	20,426,158	20,426,158	20,426,158	20,426,158		20,426,158	20,426,158

* McorpCX, LLC was created on August 16, 2018.

See accompanying notes to unaudited pro forma financial statements.

MCX Technologies Corporation

(formerly McorpCX, Inc.)

Unaudited Pro Forma Consolidated Statements of Operations

Three Months Ended March 31,

	Registrant Historical		Adjustments		Notes	Pro Forma
	2020	2019	2020	2019		2020	2019

Revenue, net	$669,792	$1,010,328	$(669,792)	$(1,010,328)	(a)	$-	$-
Cost of goods sold	259,343	388,400	(259,343)	(345,332)	(a)	-	43,068
Gross profit	410,449	621,928	(410,449)	(664,996)		-	(43,068)
Operating and administrative expenses	570,724	611,420	(413,307)	(468,139)	(b)	157,417	143,281

Net operating loss	(160,275)	10,508	2,858	(196,857)		(157,417)	(186,349)
Interest and other expenses	(5,576)	(5,731)	(4,999)	5,108	(b)	(10,575)	(623)

Net loss	$(165,851)	$4,777	$(2,141)	$(191,749)		$(167,992)	$(186,972)

Net loss per share-basic and diluted	$(0.01)	$0.00	$0.00	$0.01		$(0.01)	$(0.01)

Weighted average common shares outstanding-basic and diluted	20,426,158	20,426,158	20,426,158	20,426,158		20,426,158	20,426,158

See accompanying notes to unaudited pro forma financial statements.

MCX Technologies Corporation

(formerly McorpCX, Inc.)

Unaudited Pro Forma Consolidated Balance Sheets

As of March 31, 2020

	Registrant Historical	Adjustments	Notes	Pro Forma
Assets
Current assets:
Cash and cash equivalents	$438,461	$120,107	(c), (e)	$558,568
Note receivable, current portion	-	87,504	(d)	87,504
Accounts receivable	399,338	(399,338)	(e)	-
Total current assets	837,799	(191,727)		646,072
Long term assets:
Property and equipment, net	86,920	(1,920)	(e)	85,000
Note receivable, long term portion	-	668,496	(d)	668,496
Other assets	59,376	(40,139)	(e)	19,237
Total assets	$984,095	$434,710		$1,418,805

Liabilities and Shareholders' Equity
Liabilities:
Accounts payable and accrued liabilities	$194,199	$(144,597)	(e)	$49,602
Deferred revenue	530	(530)	(e)	-
Lease payable	15,048	(15,048)	(e)	-
Other current liabilities	1,682	(674)	(e)	1,008
Total current liabilities	211,459	(160,849)		50,610

Total liabilities	211,459	(160,849)		50,610
Shareholders' equity:
Common stock, no par value, 500,000,000 shares authorized, 20,426,158 shares issued and outstanding at December 31, 2019	-	-		-
Additional paid-in capital	6,533,615	(536,983)		5,996,632
Accumulated deficit	(5,760,979)	1,132,542	(f)	(4,628,437)
Total shareholders' equity	772,636	595,559		1,368,195
Total liabilities and shareholders' equity	$984,095	$434,710		$1,418,805

See accompanying notes to unaudited pro forma financial statements.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

a)	This adjustment reflects the elimination of revenues and cost of goods sold of the McorpCX, LLC entity. Note: McorpCX, LLC was created on August 16, 2018.
b)

This adjustment reflects the elimination of operating and administrative expenses and other expenses. Not included in the pro-forma results are anticipated savings due to costs that may be reduced or eliminated. Note: McorpCX, LLC was created on August 16, 2018.

c)	This adjustment represents the receipt of cash consideration at the closing of the transaction which consisted of $252,000 cash paid at closing and $100,000 cash dividend paid at signing.
d)	This adjustment represents the current and long-term portion of a secured promissory note in the amount of $756,000 issued to the Company by mfifty, LLC.
e)	These adjustments reflect the elimination of assets and liabilities attributable to the McorpCX, LLC entity subsequent to August 16, 2018. Note: McorpCX, LLC was created on August 16, 2018.
f)

This adjustment reflects the net impact of the Sale Transaction based on the purchase consideration of $1,108,000. This has not been reflected in the pro forma consolidated statement of operations as it is considered to be nonrecurring in nature. No adjustment has been made to the sale proceeds to give effect to any potential post-closing adjustments under the terms of the asset purchase agreement.

* McorpCX, LLC was created on August 16, 2018.